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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-2644, No. 33-13490, No. 33-32699, No. 33-
35433, No. 33-48553, No. 33-55954, No. 33-57428, No. 33-71706, No. 33-53831, No.
33-53837, No. 33-54961, No. 33-56685, No. 33-56683, No. 33-56677 and No. 33-
56679), and in the Registration Statements on Form S-8 (File No. 33-65402, No. 33-69926, No. 33-47131, No. 33-13532, No. 33-8828, No. 2-95215, No. 2-95216, No.
33-53833 and No. 33-56681) of Sterling Software, Inc., and in the related Prospectuses of our report dated December 1, 1994, with respect to the consolidated financial statement schedules of Sterling Software, Inc. included in this Annual Report on Form 10-K/A, Amendment No. 1 for the year ended September 30, 1994.


                                  Ernst & Young LLP



Dallas, Texas
January 24, 1995